EXHIBIT 99.3

THE DOOR MARKETING GROUP, LLC

FINANCIAL STATEMENTS

THE DOOR MARKETING GROUP, LLC

THE DOOR MARKETING GROUP, LLC

BALANCE SHEETS

	As of	As of
	March 31,	December 31,
	2018	2017
	(UNAUDITED)

Assets
Current Assets:
Cash	$166,608	$305,644
Accounts receivable	412,788	332,340
Prepaid expenses and other assets	31,658	65,845
Total Current Assets	611,054	703,829
Property, Equipment and Leasehold Improvements, net	113,955	119,819
Security Deposits	30,667	30,667
Total Assets	$755,676	$854,315

Liabilities and Members' Equity
Current Liabilities:
Deferred revenue	$-	$30,000
Accrued expenses	154,923	160,912
Deferred rent, current portion	14,015	12,788
Deferred tax liability	14,649	26,718
Total Current Liabilities	183,587	230,418

Long-Term Liabilities:
Deferred rent, noncurrent portion	27,860	32,287
Line of credit	240,363	371,658
Total Long-Term Liabilities	268,223	403,945
Total Liabilities	451,810	634,363
Members' Equity	303,866	219,952
Total Liabilities and Members' Equity	$755,676	$854,315

The accompanying notes are an integral part of these financial statements.

THE DOOR MARKETING GROUP, LLC

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended
	March 31,
	2018	2017
Revenue	$1,598,628	$1,290,346
Operating Expenses	1,394,796	1,249,991
Operating Income Before Guaranteed Payments	203,832	40,355
Guaranteed Payments	120,000	120,000
Operating Income	83,832	(79,645)
Interest Expense	5,397	1,916
Income before Provision for Income Taxes	78,435	(81,561)
Income Tax Benefit	(5,479)	(15,767)
Net Income (Loss)	$83,914	$(65,794)

The accompanying notes are an integral part of these financial statements.

THE DOOR MARKETING GROUP, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

 (UNAUDITED)

Members' Equity, December 31, 2017	$219,952
Net income	83,914
Members' Equity, March 31, 2018	$303,866

The accompanying notes are an integral part of these financial statements.

THE DOOR MARKETING GROUP, LLC

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended
	March 31,
	2018	2017
Cash Flows From Operating Activities:
Net income (loss)	$83,914	$(65,794)
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,442	14,456
Deferred rent	(3,200)	(2,000)
Deferred tax liability	(12,069)	(16,752)
Changes in operating assets and liabilities:
Accounts receivable	(80,448)	122,737
Prepaid expenses and other assets	34,187	29,592
Accrued expenses	(5,989)	(122,110)
Deferred revenue	(30,000)	-
Net Cash Used in Operating Activities	(3,163)	(39,871)

Cash Flows From Investing Activities:
Purchase of property, equipment and leasehold improvements	(4,578)	(11,471)
Net Cash Used in Investing Activities	(4,578)	(11,471)

Cash Flows From Financing Activities:
Repayments of line of credit	(131,295)	-
Distributions	-	(66,000)
Net Cash Used in Financing Activities	(131,295)	(66,000)

Net Decrease in Cash	(139,036)	(117,342)
Cash, Beginning of Period	305,644	295,374
Cash, End of Period	$166,608	$178,032

Supplemental Disclosures of Cash Flow Information:
Interest	$5,397	1,916

The accompanying notes are an integral part of these financial statements.

THE DOOR MARKETING GROUP, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL BUSINESS ACTIVITIES

The Door Marketing Group, LLC (the “Company”) was organized, pursuant to the laws of the State of New York in December 2007, as a public relations firm headquartered in New York, with other offices in Illinois and California. The Company will continue in operation as provided for in the operating agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as set forth in the Financial Accounting Standards Board’s (“FASB”) accounting standards codification.

Use of Estimates in Financial Statements

U.S. GAAP requires management to make certain estimates, judgments and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash balances consist of cash deposits at financial institutions. At times, balances in these accounts may exceed federally insured limits, however, to date, the Company has not incurred any losses on deposits of cash.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s trade accounts receivable are recorded at amounts billed to customers, and presented on the balance sheet net of allowance for doubtful accounts. The Company reserves for doubtful accounts receivable based on various factors, including the age of the receivables, current economic conditions, historical losses and other information management obtains regarding the financial condition of customers. The policy for determining the past due status of receivables is based on how recently payments have been received and each customer’s financial condition. The balance of the reserve for doubtful accounts, if any, is deducted from receivables to properly reflect the net realizable value. Receivables are written off when all collection efforts have been exhausted. Management deems the entire accounts receivable balance to be collectible and no allowance for uncollectible accounts has been established as of March 31, 2018 and December 31, 2017, respectively.

Depreciation and Amortization

Property, equipment, and leasehold improvements are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.

Revenue Recognition

Revenue consists of fees from the performance of professional services and billings for direct costs reimbursed by clients. Fees are generally recognized on a straight-line or monthly basis which approximates the proportional performance on such contracts. Direct costs reimbursed by clients are billed as pass-through revenue with no mark-up.

Deferred revenue represents customer advances or amounts allowed to be billed under the contracts for work that has not yet been performed or expenses that have not yet been incurred.

THE DOOR MARKETING GROUP, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company is a partnership and is not subject to federal or state income tax in general. It is only subject to tax in New York City which has a statutory rate of 4%.

The Company recognizes and measures tax positions taken or expected to be taken in its tax return only if it is more likely than not to be sustained based solely on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period; otherwise, no benefits of the positions are to be recognized.  Moreover, the more-likely-than-not threshold must continue to be met in each reporting period to support continued recognition of a benefit. The Company has not recorded any unrecognized tax benefits in the accompanying balance sheets as of March 31, 2018 and December 31, 2017, respectively. In the event the Company was to recognize interest and penalties relating to uncertain tax positions, they would be recorded in interest expense and other non-interest expense, respectively.

The U.S. Federal jurisdiction, California, Illinois, Louisiana, New York, and New York City are the major tax jurisdictions where the Company files income tax returns. The Company is no longer subject to U.S. Federal examinations by tax authorities for years before 2013. Additionally, the statute of limitations to examine the Company’s tax returns, in the U.S. states and New York City, varies depending on the jurisdiction.  The company has not been notified of any federal or state income tax examinations.

Guaranteed Payments

Guaranteed payments to members that are compensation for services rendered are accounted for as Company expenses rather than as allocations of the Company’s net income.

Deferred Rent

Deferred rent consists of the difference between the rent expense recognized on the straight-line basis over the payments required under certain office leases.

Advertising Costs

Advertising costs, which are included in operating expenses, are charged to expense as incurred. Advertising expense was approximately $1,300 and $2,792 for the three months ended March 31, 2018 and 2017, respectively.

THE DOOR MARKETING GROUP, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

3.  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers.” ASU 2014-09 represents a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to receive in exchange for those goods or services. This ASU sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed. In August 2015, the FASB issued ASU 2015-14, “ Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which deferred the effective date of ASU 2014-09 by one year, but permits entities to adopt one year earlier if they choose (i.e., the original effective date). As such, ASU 2014-09 will be effective for annual and interim reporting periods beginning after December 15, 2018. The Company is currently evaluating the potential impact of the adoption of this standard.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

4. PROPERTY, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS

Property, equipment, and leasehold improvements consist of the following:

	As of March 31,	As of December 31,
	2018	2017

Computers and equipment	$134,764	$130,186
Furniture and fixtures	118,556	118,556
Leasehold improvements	50,116	50,116
	303,436	298,858
Less: Accumulated depreciation	(189,481)	(179,039)
	$113,955	$119,819

The Company depreciates office furniture over a useful life of seven years, computer equipment over a useful life of five years, and leasehold improvements over the remaining term of the related lease (Note 8). The Company recorded depreciation expense of $10,442 and $14,456 for the three months ended March 31, 2018 and 2017, respectively.

5. LINE OF CREDIT

The Company has a $450,000 revolving evergreen credit line agreement with JPMorgan Chase Bank. Borrowings bear interest at the bank’s prime lending rate plus 2.80% (7.55% at March 31, 2018). The debt, including letters of credit outstanding, is collateralized by substantially all of the Company’s assets. The credit agreement requires the Company to meet certain covenants and includes limitations on distributions to members. The Company is in compliance with covenants as of March 31, 2018. The outstanding loan balance was $240,363 and $371,658 as of March 31, 2018 and December 31, 2017, respectively. The Company incurred interest expense of $5,397 and $1,916 for the three months ended March 31, 2018 and 2017, respectively.

THE DOOR MARKETING GROUP, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

6. INCOME TAXES

The components of income tax benefit are as follows:

	For the three months ended
	March 31,
	2018	2017
Current	$6,590	$985
Deferred	(12,069)	(16,752)
	$(5,479)	$(15,767)

The Company is a partnership and is not subject to federal or state income tax in general.  It is only subject to tax in New York City which has a statutory rate of 4%.  Net deferred assets and liabilities are as follows:

	As of March 31,	As of December 31,
	2018	2017
Deferred Tax Asset:
Effect of Cash Basis Accounting Adjustments	$5,148	$5,683
Deferred Tax Liabilities:
Effect of Cash Basis Accounting Adjustments	(16,971)	(29,354)
Effect of Tax Depreciation Adjustments	(2,826)	(3,047)
Net Deferred Tax Liability	$(14,649)	$(26,718)

The Company may be subject to examination by the Internal Revenue Service (“IRS”) as well as states for calendar years 2014 through 2017.  The Company has not been notified of any federal or state income tax examinations.

7. EMPLOYEE BENEFIT PLAN

The Company has a 401(k) profit sharing plan that covers substantially all employees. Contributions to the plan are at the discretion of the Company’s management. The Company’s contributions were approximately $21,470 and $33,557 for the three months ended March 31, 2018 and 2017, respectively.

8. COMMITMENTS AND CONTINGENCIES

Leases

The Company occupies office space in New York, New York. An affiliate of the Company owned by the same members is obligated under an operating lease agreement for the office space in New York, New York, expiring in August 2020. The Company made payments of $48,442 and $47,264 to the affiliate for the three months ended March 31, 2018 and 2017, respectively, related to the lease. The lease is secured by a cash security deposit of approximately $29,000.

The Company is obligated under an operating lease agreement for office space in Chicago, Illinois, at a fixed rate of $2,200, expiring in May 2020. The lease is secured by a cash security deposit of approximately $1,500.

The Company has a month-to-month lease agreement for office space in Los Angeles, California at a fixed rate of $1,300 per month.

Rent expense amounted to approximately $56,585 and $55,078 for the three months ended March 31, 2018 and 2017, respectively.

THE DOOR MARKETING GROUP, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

9. SUBSEQUENT EVENTS

On July 5, 2018 (the “Closing Date”), the Company and its members (the “Members”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) together with Dolphin Entertainment, Inc. (“Dolphin”), a Florida corporation. On the Closing Date, the Company merged with Dolphin and became a wholly-owned subsidiary of Dolphin.

The total consideration payable to the Members in respect of the execution of the Merger Agreement comprises the following:  (i) $2.0 million in shares of Dolphin’s common stock, par value $0.015 (the “Common Stock”), based on a price per share of Common Stock of $3.25, (ii) $2.0 million in cash (as adjusted for certain working capital and closing adjustments and transaction expenses) and (iii) up to an additional $7.0 million of contingent consideration in a combination of cash and shares of Common Stock upon the achievement of specified financial performance targets over a four-year period as set forth in the Merger Agreement (the “Additional Consideration”).  On the Closing Date, Dolphin issued to the Members $1.0 million in shares of Common Stock and paid the Members an aggregate of $1,000,000 in cash (the “Initial Consideration”).  Pursuant to the Merger Agreement, on January 2, 2019, Dolphin has agreed to issue to the Members an additional $1.0 million in shares of Common Stock and pay to the Member $1.0 million in cash (the “Post-Closing Consideration” and, together with the Initial Consideration and the Additional Consideration, the “Merger Consideration”). The Merger Agreement contains customary representations, warranties and covenants of the parties thereto.

Each of the Members has entered into a four-year employment agreement with Dolphin, pursuant to which each Member has agreed not to transfer any shares of Common Stock received as Merger Consideration (the “Share Consideration”) in the first year following the Closing Date, no more than 1/3 of such Merger Consideration in the second year and no more than an additional 1/3 of such Merger Consideration in the third year

On the Closing Date, Dolphin entered into a registration rights agreement with the Members (the “Registration Rights Agreement”), pursuant to which the Members are entitled to rights with respect to the registration of the Share Consideration under the Securities Act of 1933, as amended (the “Securities Act”). All fees, costs and expenses of underwritten registrations under the Registration Rights Agreement will be borne by Dolphin. At any time after July 5, 2019, Dolphin will be required, upon the request of such Members holding at least a majority of the Share Consideration received by the Members, to file up to two registration statements on Form S-3 covering up to 25% of the Share Consideration.

Subsequent events have been evaluated through July 11, 2018, which is the date the financial statements were available to be issued.